Exhibit 99.6
                                                               [Logo for Exelon]

                                    Appendix

   -  Financial Outlook



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           Securities Ratings for Exelon and its Subsidiary Companies


                                                                  Standard &
                                                                    Poors       Fitch Investors Service,
                           Securities                   Moody's  Corporation              Inc.
----------------------------------------------------------------------------------------------------------
Exelon          Senior unsecured debt                    Baa2         BBB+               BBB+
                Commercial paper                           P2           A2                 F2
ComEd           Senior secured debt                        A3           A-                 A-
                Senior unsecured debt                    Baa1         BBB+               BBB+
                Commercial paper                           P2           A2                 F2
PECO            Senior secured debt                        A2            A                  A
                Senior unsecured debt                      A3         BBB+                 A-
                Commercial paper                           P1           A2                 F1
Generation      Senior unsecured debt                    Baa1           A-               BBB+
----------------------------------------------------------------------------------------------------------



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New Accounting Pronouncements
SFAS No. 143

SFAS No. 143 provides accounting requirements for retirement obligations associated with tangible long-lived assets. Exelon expects to adopt SFAS No. 143 on January 1, 2003. Retirement obligations associated with long-lived assets included within the scope of SFAS No. 143 are those for which there is a legal obligation to settle under existing or enacted law, statute, written or oral contract or by legal construction under the doctrine of promissory estoppel. Adoption of SFAS No. 143 will change the accounting for the decommissioning of Exelon's nuclear generating plants. Currently, Exelon records the obligation for decommissioning ratably over the lives of the plants. The January 1, 2003 adoption of this standard will require a cumulative effect adjustment effective the date of adoption to adjust plant assets and decommissioning liabilities to the values they would have been had this standard been employed from the in-service dates of the plants.

The effect of this cumulative adjustment will be to increase the decommissioning liability to reflect a full decommissioning obligation in current year dollars. Additionally, the standard will require the accrual of an asset related to the full amount of the decommissioning obligation, which will be amortized over the remaining lives of the plants. The difference between the asset recognized and the liability recorded upon adoption of the standard will be charged to earnings and recognized as a cumulative effect, net of expected regulatory recovery. The decommissioning liability to be recorded represents an obligation for the future decommissioning of the plants, and as a result interest expense will be accrued on this liability until such time as the obligation is satisfied.

Exelon is in the process of evaluating the impact of SFAS No. 143 on its financial statements, and cannot determine the ultimate impact of adoption at this time, however the cumulative effect could be material to Exelon's earnings. Additionally, although over the life of the plant the charges to earnings for the depreciation of the asset and the interest on the liability will be equal to the amounts currently recognized as decommissioning expense, the timing of those charges will change and in the near-term period subsequent to adoption, the depreciation of the asset and the interest on the liability could result in an increase in expense.




Exelon Corporation 2001 Annual Report to Shareholders, Page 51